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                                                               EXHIBIT 10.10(b)



                       NEW SAC RESTRICTED SHARE AGREEMENT

                                (ROLLOVER GROUP)

         THIS AGREEMENT (the "Agreement"), is made effective as of the __the day of ________, 2000, (hereinafter called the "Date of Grant"), between New SAC, a limited company incorporated in the Cayman Islands (the "Company") and the individual listed on Schedule I hereto (the "Participant"):

         The Company, pursuant to the New SAC 2000 Restricted Share Plan (the "Plan") hereby grants to the Participant, the number of ordinary shares, par value $.0001, of the Company (the "Ordinary Shares") and the number of preferred shares, par value $.0001, of the Company (the "Preferred Shares", together with the Ordinary Shares, the "Shares") listed on Schedule I hereto. The Shares are granted pursuant to the Plan, and are governed by the terms and conditions of the Plan. All defined terms used herein, unless specifically defined in this Agreement, have the meanings assigned to them in the Plan. The Participant agrees to be bound by all terms and conditions of this Agreement and the Plan, as amended from time to time.

         To be effective, this Restricted Share Agreement must be signed by the Participant and returned to the General Counsel, within 10 weeks of the date hereof and the Participant must become a signatory to the Management Shareholders Agreement dated as of November 22, 2000 among the Company and certain individuals identified therein.

                  1. Restrictions on Transfer of Shares. (a) Except as otherwise determined by the Committee, the Shares cannot be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (collectively, a "Transfer") during the Restriction Period. For purposes of this Agreement, the Restriction Period shall mean, from the Date of Grant until the thirtieth month following the Date of Grant; provided, however, that the Restriction Period shall lapse with respect to one-third of the Ordinary Shares and one-third of the Preferred Shares on the first anniversary of the Date of Grant, with respect to one-third of the Ordinary Shares and one-third of the Preferred Shares ratably each month over the 18 months following the first anniversary of the Date of Grant and with respect to remaining one-third of the Ordinary Shares and one-third of the Preferred Shares on the date which is thirty months following the Date of Grant.

                  (b) Regardless of whether the restrictions imposed by this Paragraph 1 hereof have lapsed and subject to any transfer restrictions in the Management Stockholders Agreement, the Participant shall only Transfer the Preferred Shares with a proportionate number of the Ordinary Shares and the Participant shall only Transfer the Ordinary Shares with a proportionate number of the Preferred Shares, provided, however, that the foregoing restriction shall not be applicable to any Transfer by the Participant of the Preferred Shares or the Ordinary Shares as separate securities pursuant to the Tag-Along Rights or Take-Along Rights of the Management Stockholders Agreement.

                  2. Forfeiture of Shares. (a) If the Participant's employment with the Company shall terminate, prior to the expiration of the Restriction Period, for any reason, any Shares with respect to which the Restriction Period has not yet lapsed (the "Restricted Shares") shall, upon such termination of employment, be forfeited by Participant to the Company, without the payment of any consideration or further consideration by the Company, and neither


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Participant nor any successors, heirs, assigns, or personal representatives of
Participant shall thereafter have any further rights or interest in the Restricted Shares or under this Agreement, and Participant's name shall thereupon be deleted from the list of the Company's shareholders with respect to the Restricted Shares; provided, however, that if the employment of Participant with the Company shall be terminated for any reason (including death or disability) other than (A) by the Participant without Good Reason or (B) by the Company for Cause or if the Participant's employment with the Company (or its Affiliates) terminates by reason of the Company's sale or other disposition of the entity employing Participant so that such entity is no longer an Affiliate of the Company, then the Restriction Period shall lapse with respect to the Restricted Shares and the Restricted Shares shall thereby be free of such restrictions.

                  (b) For purposes of this Agreement "Cause" shall mean (i) the Participant's continued failure substantially to perform the material duties of his office (other than as a result of total or partial incapacity due to physical or mental illness), (ii) the embezzlement or theft by the Participant of the Company's property, (iii) the commission of any act or acts on the Participant' s part resulting in the conviction of such Participant of a felony under the laws of the United States or any state, (iv) the Participant's willful malfeasance or willful misconduct in connection with the Participant's duties to the Company or any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, or (v) a material breach by the Participant of the material terms of his employment agreement, the Management Shareholders Agreement or any non-compete, non-solicitation or confidentiality provisions to which the Participant is subject. However, no termination shall be deemed for Cause under clause (i), (iv) or (v) unless the Participant is first given written notice by the Company of the specific acts or omissions which the Company deems constitute grounds for a termination for Cause and is provided with at least 30 days after such notice to cure the specified deficiency.

                  (c) For purposes of this Agreement, "Good Reason" shall mean a Participant's resignation of his or her employment with the Company as a result of the following actions, which actions remain uncured for at least 30 days following written notice from the Participant to the Company describing the occurrence of such events and asserting that such events constitute grounds for a Good Reason resignation, provided notice of such resignation is given to the Company within sixty (60) days after the expiration of such cure period: (i) without the Participant's express written consent, any material reduction in the Participant's authority or responsibilities from those set forth in an employment agreement between the Company and the Participant (the "Employment Agreement") (or if such Participant is not a party to an Employment Agreement, from the authority and responsibilities initially assigned to such Participant by the Company after the Closing), (ii) without the Participant's express written consent, a reduction of 10% or more in the level of the base salary, target annual bonus or employee benefits to be provided to the Participant under the Employment Agreement (or if such Participant is not a party to an Employment Agreement, a reduction of 10% or more in the level of base salary, target annual bonus or employee benefits provided to such Participant immediately prior to the Closing), other than a reduction implemented with the consent of the Participant or a reduction that is equivalent to reduction in base salaries, bonus opportunities and/or employee benefits, as applicable, imposed on all other senior executives of the Company

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at a similar level within the Company (provided that the use of private aircraft shall not be deemed an employee benefit for these purposes); or (iii) the relocation of the Participant to a principal place of employment more than 50 miles from the Participant's current principal place of employment, without the Participant's express written consent.

                  3. Voting; Distributions. Regardless of whether the restrictions imposed by Paragraph 1 hereof have lapsed, the Participant shall have the right to vote the Shares granted hereunder to the extent the Participant is a shareholder of record on any applicable record date with respect to such Shares. To the extent that the restrictions imposed by Paragraph 1 have not lapsed with respect to Shares, distributions (other than tax distributions), whether in cash, securities or other property, with respect to such Shares shall be held by the Company and distributed when the restrictions lapse.

                  4. No Right to Employment. The execution and delivery of this Agreement and the granting of Shares hereunder shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its affiliates to employ the Participant for any specific period or in any particular capacity and shall not prevent the Company or its affiliates from terminating the Participant's employment at any time with or without cause.

                  5. Change in Control. [In the event of a Change in Control, the Restriction Period shall lapse with respect to the greater of (i) the number of Ordinary Shares and Preferred Shares for which the Restriction Period would have lapsed within the twelve months following the Change in Control or (ii) fifty percent of the Ordinary Shares and the Preferred Shares subject to the Restriction Period.]1 If the successor entity in the Change in Control does not assume the Restricted Shares, substitute shares of its capital stock with restrictions substantially equivalent to those in effect for the Restricted Shares immediately prior to the Change in Control or otherwise continue the Restricted Shares in effect following the Change in Control, then the Restriction Period shall lapse with respect to such Restricted Shares immediately prior to the Change in Control.

                  6. Application of Laws. The granting of Shares hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required, in particular the laws of the Cayman Islands.

                  7. Taxes. Any taxes required by federal, state or local laws to be withheld by the Company shall be paid to the Company by the Participant by the time such taxes are required to be paid or deposited by the Company.

                  8. Notices. Any notices required to be given hereunder to the Company shall be addressed to New SAC, Attention: General Counsel, and any notice required to be given hereunder to the Participant shall be sent to the Participant's address as shown on the records of the Company.

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1.  Tier I Senior Managers Only.


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                  9. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions thereof.













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                                   SCHEDULE I

Name of Senior Manager:  _____________________________

                  Number of Ordinary Shares: ____________

                  Number of Preferred Shares: ________

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                           NEW SAC

                                           By _____________________
                                              Name:
                                              Title:

Agreed and acknowledged as
of the date first above written:




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